BBH TRUST

Secretary’s Certificate

I, Suzan Barron, Secretary of the BBH Trust (the “Trust”), hereby certify on behalf of the Trust as follows:

1.
Submitted herewith is a copy of the most recent Fidelity Bond (the “Bond”) procured by the Trust, in the amount of $4,650,000 and in the form required by Rule 17g-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).

2.
Attached hereto as Exhibit A is a copy of the resolutions approving the form and amount of the Bond, unanimously adopted by the Board of Trustees of the Trust, including a majority of such Trustees who are not “interested persons” of the Trust, as defined in the 1940 Act, at their meeting held on December 8, 2009.

3.	The premium with respect to the Bond has been paid for the period from November 1, 2009 to November 1, 2010.
4.	The Board of Trustees of the Trust satisfies the applicable fund governance standards set forth in Rule 0-1(a)(7) under the 1940 Act.

/s/ Suzan Barron_________
Suzan Barron
Secretary

Dated: July 8, 2010

Exhibit A

BBH TRUST

Resolutions Adopted by the Board of Trustees

RESOLVED:
that the Board of Trustees, after full consideration of all relevant factors (including (i) the value of the assets of BBH Trust (an “Insured Party”) to which any covered person may have access, either directly or through authority to draw upon such assets or to direct generally the disposition of such securities, (ii) the type and terms of the arrangements made for the custody and safekeeping of such assets, and (iii) the nature of the securities in the Insured Party’s portfolio), hereby determines that the form of the fidelity bond discussed at this meeting, including the amount thereof (currently $4,650,000), are determined to be reasonable and are hereby ratified and approved;

RESOLVED:
that the Board approves the allocation and payment of premiums in the amount of $15,176 as reflected in the attached materials as fair and reasonable; and determines that the Fidelity Bond is adequate for protection of shareholders, pursuant to Rule 17g-1; and

RESOLVED:
that the officers be, and they hereby are, and each hereby is, authorized and directed to execute such documents and to take such other actions as they may consider necessary to give effect to the foregoing resolutions including, but not limited to, the making of such filings and giving of such notices as may be required by Rule 17g-1, the execution of any such document or the taking of any such action to be conclusive evidence of such officers’ authorization hereby.